UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2022

Hoth Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38803	82-1553794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1 Rockefeller Plaza, Suite 1039

New York, New York 10020

(Address of principal executive offices, including zip code)

(646) 756-2997

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HOTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2022,  Hoth Therapeutics, Inc. (the “Company”) initially held its 2022 annual meeting of shareholders (the “Annual Meeting”) for the purpose of adjourning the Annual Meeting to June 23, 2022 to allow additional time to solicit proxies and obtain a quorum for the Annual Meeting. On June 23, 2022, the Company reconvened its adjourned Annual Meeting for the purpose of holding a shareholder vote on Proposals 1, 2, 3 and 4 set forth below. A total of 16,639,708 shares of the Company’s common stock, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

At the Annual Meeting, the Company’s shareholders (i) re-elected each of Robb Knie, David Sarnoff, Graig Springer and Wayne Linsley as members of the Company’s board of directors to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death; (ii) ratified the appointment of Withum Smith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and (iii) approved the Company’s 2022 Omnibus Equity Incentive Plan.

The proposal to grant discretionary authority to the Company’s board of directors to (A) amend the Company’s Articles of Incorporation, as amended, to effect one or more consolidations of the issued and outstanding shares of common stock of the Company pursuant to which the shares of common stock would be combined and reclassified into one share of common stock at a ratio within the range from 1-for-2 up to 1-for-20 (the “Reverse Stock Split”) and (B) arrange for the disposition of fractional interests by shareholders entitled thereto by entitling such shareholders to receive from the Company's transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number, provided that, (X) that the Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-20, and (Y) any Reverse Stock Split is completed no later than June 15, 2023 was not approved by the requisite vote of a majority of the Company’s issued and outstanding shares. As previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 4, 2022, the Company received a written notice from Nasdaq that it was not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2), indicating that the Company has until June 28, 2022 to regain compliance with the minimum closing bid price requirement, as may be extended for an additional 180 calendar day period, subject to the sole discretion of Nasdaq. The Company is considering scheduling a special meeting of shareholders to reconsider the Reverse Stock Split proposal and will provide information to its shareholders, when available.

The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 27, 2022, are as follows:

Proposal 1. At the Annual Meeting, the terms of all current members of the Company’s board of directors expired. All of the four nominees for director were elected to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the four directors were as follows:

Directors	For	Against	Abstentions	Broker Non-Votes
Robb Knie	8,706,084	704,122	437,614	6,791,888
David Sarnoff	7,962,975	1,445,023	439,822	6,791,888
Graig Springer	7,884,412	1,525,838	437,570	6,791,888
Wayne Linsley	7,970,575	1,440,825	436,420	6,791,888

Proposal 2. At the Annual Meeting, the shareholders approved the ratification of the appointment of Withum Smith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The result of the votes to approve Withum was as follows:

For	Against	Abstain
15,189,746	1,017,845	432,117

Proposal 3. At the Annual Meeting, the shareholders approved the Company’s 2022 Omnibus Equity Incentive Plan (“2022 Plan”). The result of the votes to approve the 2022 Plan was as follows:

For	Against	Abstain	Broker Non-Votes
7,580,507	1,884,910	382,403	6,791,888

Proposal 4. At the Annual Meeting, the shareholders did not approve the Reverse Stock Split. The result of the votes to approve the Reverse Stock Split was as follows:

For	Against	Abstain
13,162,362	3,116,563	360,783

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2022	Hoth Therapeutics, Inc.

/s/ Robb Knie
Robb Knie
Chief Executive Officer